Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 5th day of August, 2015, by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”) and (ii) PLANAR SYSTEMS, INC., an Oregon corporation (“Planar”), CLARITY, A DIVISION OF PLANAR SYSTEMS, INC., an Oregon corporation (“Clarity”), PLANAR CHINA LLC, an Oregon limited liability company (“Planar China”) and PLANAR TAIWAN LLC, an Oregon limited liability company (“Planar Taiwan” and together with Planar, Clarity and Planar China, individually and collectively, jointly and severally, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 21, 2013, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the Revolving Line, (ii) extend the Revolving Line Maturity Date and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4(b) (Termination Fee). Section 2.4(b) is amended in its entirety and replaced with the following:

(b) [Reserved].

2.2 Section 2.4(c) (Unused Revolving Line Facility Fee). Section 2.4(c) is amended in its entirety and replaced with the following:

(c) Unused Revolving Line Facility Fee. Payable monthly in arrears, on the last day of each month occurring thereafter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to four-tenths of one percent (0.40%) per annum of the average unused portion of the Revolving Line, as determined by Bank; provided that during a Quarterly Streamline Period or a Monthly Streamline Period, such fee shall be reduced to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line (including, without limitation, the Non-formula Availability Amount), and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve);

2.3 Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended in its entirety and replaced with the following:

6.6 Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted at Borrower’s expense and shall occur no more often than once every twelve (12) months (or more frequently as Bank shall determine is necessary); provided, that no such inspections and audits shall be conducted while a Streamline Period remains in effect. The charge for each such inspection/audit shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

2.4 Section 6.8 (Operating Accounts). Section 6.8 is amended in its entirety and replaced with the following:

6.8 Operating Accounts.

(a) Maintain all of its and all of its Subsidiaries’ domestic operating and other deposit accounts and securities accounts located in the United States with Bank and Bank’s Affiliates;

(b) Provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account located in the United States that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any such Collateral Account, is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account, in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts (i) located outside the United States, or (ii) exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

2.5 Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:

6.9 Financial Covenants.

(a) Tangible Net Worth. From and after the First Amendment Effective Date, maintain at all times, subject to periodic reporting as of (i) during a Quarterly Streamline Period, the last day of each quarter; and (ii) at all other times when a Quarterly Streamline Period is not in effect, the last day of each calendar month, on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least Thirty Two Million Two Hundred Fifty One Thousand Dollars ($32,251,000), increasing by (i) fifty percent (50%) of quarterly Net Income and (ii) seventy-five percent (75%) of the net proceeds from issuances after the First Amendment Effective Date of additional equity by Borrower and the principal amount of Subordinated Debt issued by Borrower.

(b) Maximum Capital Expenditures. Do not exceed at any time, subject to periodic reporting as of (i) during a Quarterly Streamline Period, the last day of each quarter; and (ii) at all other times when a Quarterly Streamline Period is not in effect, the last day of each calendar month, Capital Expenditures, measured on a cumulative basis, on a consolidated basis with respect to Borrower and its Subsidiaries, in excess of Two Million Dollars ($2,000,000) in the aggregate in any fiscal year.

2.6 Section 13.1 (Definitions). The following terms and their respective definitions are hereby deleted:

“Existing Accounts” is defined in Section 6.8(a).

“Existing Accounts Trigger Date” is the date that the Existing Accounts are either (i) closed, with all proceeds thereof transferred to an account of Borrower maintained at Bank or (ii) subject to a Control Agreement in favor of Bank.

2.7 Section 13.1 (Definitions). The following terms and their respective definition are hereby deleted and replaced with the following:

“Revolving Line” is an aggregate principal amount (including, without limitation, any outstanding Non-formula Advances), not to exceed Fourteen Million Dollars ($14,000,000) outstanding at any time.

“Revolving Line Maturity Date” is August 5, 2017.

2.8 Section 13 (Definitions). The following new terms and their respective definitions are hereby inserted in Section 13.1, each in its applicable alphabetical order:

“First Amendment Effective Date” is August 5, 2015.

2.9 Compliance Certificate. The Compliance Certificate attached as Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (including, without limitation Section 6 below), (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 In connection with this Amendment, Planar has delivered to Bank its Amended and Restated Articles of Incorporation. All other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Fees. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this Amendment and the existing Loan Documents.

6. Updated Perfection Certificate. In connection with this Amendment, Borrower has delivered to Bank an updated Perfection Certificate, dated on or about the date hereof (the “Updated Perfection Certificate”). Such Updated Perfection Certificate amends, restates and replaces in its entirety the Perfection Certificate previously delivered by Borrower to Bank. From and after the date hereof, each reference in any Loan Document to the “Perfection Certificate” shall be deemed to be a reference to the Updated Perfection Certificate. Borrower acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Updated Perfection Certificate are true and complete as of the date hereof.

7. Ratification of Loan Documents. Other than as may be supplemented, amended or otherwise updated through and including the date hereof, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Loan Documents, and acknowledges, confirms and agrees that the disclosures and information provided to Bank in each Loan Document have not changed, as of the date hereof.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise as of the date hereof, and that if Borrower now has, or ever did have prior to the date hereof, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. Effectiveness/Conditions Precedent. This Amendment shall be deemed effective on the First Amendment Effective Date upon:

(a) the due execution and delivery to Bank of this Amendment, by each party hereto;

(b) Borrower’s payment to Bank of the fees described in Section 5 above;

(c) a duly executed Secretary’s Certificate (with attachments, as necessary) for each Borrower;

(d) updated evidence of insurance, in form and substance acceptable to Bank; and

(e) such other documents, as Bank shall reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

PLANAR SYSTEMS, INC.		CLARITY, A DIVISION OF PLANAR SYSTEMS, INC.

By	/s/ Gerald K. Perkel	By	/s/ Gerald K. Perkel
Name:	Gerald K. Perkel	Name:	Gerald K. Perkel
Title:	President and Chief Executive Officer	Title:	President

PLANAR TAIWAN LLC		PLANAR CHINA LLC

By	/s/ Gerald K. Perkel	By	/s/ Gerald K. Perkel
Name:	Gerald K. Perkel	Name:	Gerald K. Perkel
Title:	Manager and President	Title:	Manager and President

BANK:

SILICON VALLEY BANK

By	s/ Mark Peterson
Name:	Mark Peterson
Title:	Managing Director

Exhibit A to First Amendment

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	PLANAR SYSTEMS, INC., et al

The undersigned authorized officer of Planar Systems, Inc. (for itself and on behalf of each other “Borrower”, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly consolidated and consolidating financial statements – Borrower prepared	Monthly within 30 days when not on a Quarterly Streamline Period	Yes No

Quarterly consolidated financial statements	Quarter end within 30 days for each quarterly period in which Borrower is in a Quarterly Streamline Period and is not required to file with the SEC	Yes No

Quarterly consolidating financial statements – Borrower prepared	Quarter end within 30 days for each quarterly period in which Borrower is in a Quarterly Streamline Period	Yes No

Compliance Certificate

(i) during a Quarterly Streamline Period, within thirty (30) days after the end of each quarter, and (ii) at all other times when a Quarterly Streamline Period is not in effect, monthly, within thirty (30) days after the end of each month

Yes No

Annual financial statement (CPA Audited) (on a consolidated basis)	FYE within 120 days for each FYE in which Borrower is not required to file with the SEC	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings

(i) during a Quarterly Streamline Period, within thirty (30) days after the end of each quarter, and (ii) at all other times when a Quarterly Streamline Period is not in effect, monthly, within thirty (30)days after the end of each month

Yes No

Transaction Reports

(i) with each request for an Advance; (ii) during a Quarterly Streamline Period, quarterly, within thirty (30) days after the end of each quarter;

(iii) during a Monthly Streamline Period, monthly, within thirty (30) days after the end of each month;and (iii) weekly, on the last business Day of each week when a Streamline Period is not in effect

Yes No

Projections	within thirty (30) days prior to the end of each fiscal year of Borrower and as updated and/or amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Tangible Net Worth	*	$	Yes No
Maximum Capital Expenditures	**	$	Yes No

*	See Section 6.9(a) of the Loan and Security Agreement
**	See Section 6.9(b) of the Loan and Security Agreement

	Interest Rate	Applies
unrestricted cash plus the unused Availability Amount (excluding, in each calculation, any unused portion of the Non-formula Availability Amount)

> $12,000,000	LIBOR + 2.25%; Prime + 0.25%	Yes No

< $12,000,000	Prime + 0.75% (LIBOR Not Applicable)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Planar Systems, Inc., for itself and each other Borrower	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Tangible Net Worth (Section 6.9(a))

Required:         From and after the First Amendment Effective Date, maintain at all times, subject to periodic reporting as of (i) during a Quarterly Streamline Period, the last day of each quarter; and (ii) at all other times when a Quarterly Streamline Period is not in effect, the last day of each calendar month, on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least Thirty Two Million Two Hundred Fifty One Thousand Dollars ($32,251,000), increasing by (i) fifty percent (50%) of quarterly Net Income and (ii) seventy-five percent (75%) of the net proceeds from issuances after the First Amendment Effective Date of additional equity by Borrower and the principal amount of Subordinated Debt issued by Borrower.

Actual:

A.	Consolidated total assets of Borrower and its Subsidiaries	$

B.	Goodwill	$

C.	Intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses	$

D.	Notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$

E.	Reserves not already deducted from assets	$

F.	Without duplication, outstanding amounts due to Borrower pursuant to that certain promissory note made by Benaq Product Oy	$

G.	Total Liabilities	$

H.	Subordinated Debt	$

I.	TANGIBLE NET WORTH [line A minus line B minus line C minus line D minus line E minus line F minus line G plus line H]	$

Is line I equal to or greater than the sum of (i) $32,251,000, plus (ii) fifty percent (50%) of quarterly Net Income plus (iii) seventy-five percent (75%) of the net proceeds from issuances of additional equity by Borrower after the First Amendment Effective Date and the principal amount of Subordinated Debt issued by Borrower?

No, not in compliance	Yes, in compliance

II.	Maximum Capital Expenditures (Section 6.9(b))

Required: Do not exceed at any time, subject to periodic reporting as of (i) during a Quarterly Streamline Period, the last day of each quarter; and (ii) at all other times when a Quarterly Streamline Period is not in effect, the last day of each calendar month, Capital Expenditures, measured on a cumulative basis, on a consolidated basis with respect to Borrower and its Subsidiaries, in excess of Two Million Dollars ($2,000,000) in the aggregate in any fiscal year.

Actual:

A.	Capital Expenditures – fiscal year total	$

Is line A equal to or less than $2,000,000 for any fiscal year?

No, not in compliance	Yes, in compliance